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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file Nos. 333-21585, 333-23937, and 333-39817) of
Lightbridge, Inc. of our report dated April 9, 1997, except for Note 10 and Note 12, which are as of September 30, 1997, relating to the financial statements of Coral Systems, Inc. which appears on page F-1 of this Form 8-K/A.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Boulder, Colorado
January 20, 1998